Exhibit 99.B(7)(b)

SCHEDULE I

TO THE DISTRIBUTION AGREEMENT

between

VICTORY PORTFOLIOS

and

VICTORY CAPITAL ADVISERS, INC.

Fund Name
1	Victory Diversified Stock Fund
2	Victory Expedition Emerging Markets Small Cap Fund
3	Victory Floating Rate Fund
4	Victory Global Natural Resources Fund
5	Victory High Income Municipal Bond Fund
6	Victory High Yield Fund
7	Victory INCORE Fund for Income
8	Victory INCORE Investment Grade Convertible Fund
9	Victory INCORE Investment Quality Bond Fund
10	Victory INCORE Low Duration Bond Fund
11	Victory INCORE Total Return Bond Fund
12	Victory Integrity Discovery Fund
13	Victory Integrity Mid-Cap Value Fund
14	Victory Integrity Small/Mid-Cap Value Fund
15	Victory Integrity Small-Cap Equity Fund
16	Victory Munder Mid-Cap Core Growth Fund
17	Victory Munder Multi-Cap Fund
18	Victory Munder Small Cap Growth Fund
19	Victory National Municipal Bond Fund
20	Victory NewBridge Global Equity Fund
21	Victory NewBridge Large Cap Growth Fund
22	Victory Ohio Municipal Bond Fund
23	Victory RS China Fund
24	Victory RS Emerging Markets Fund
25	Victory RS Emerging Markets Small Cap Fund
26	Victory RS Focused Growth Opportunity Fund
27	Victory RS Focused Opportunity Fund
28	Victory RS Global Fund
29	Victory RS Growth Fund
30	Victory RS International Fund
31	Victory RS Investors Fund
32	Victory RS Large Cap Alpha Fund
33	Victory RS Mid Cap Growth Fund
34	Victory RS Partners Fund
35	Victory RS Science and Technology Fund
36	Victory RS Select Growth Fund
37	Victory RS Small Cap Equity Fund
38	Victory RS Small Cap Growth Fund
39	Victory RS Value Fund
40	Victory S&P 500 Index Fund
41	Victory Select Fund
42	Victory Special Value Fund
43	Victory Strategic Allocation Fund
44	Victory Strategic Income Fund
45	Victory Sycamore Established Value Fund
46	Victory Sycamore Small Company Opportunity Fund
47	Victory Tax-Exempt Fund
48	Victory Trivalent Emerging Markets Small-Cap Fund
49	Victory Trivalent International Fund—Core Equity
50	Victory Trivalent International Small-Cap Fund

THE VICTORY PORTFOLIOS

By:	/s/ Christopher K. Dyer
	Name:	Christopher K. Dyer
	Title:	President

VICTORY CAPITAL ADVISERS, INC.

By:	/s/ Michael Policarpo
	Name:	Michael Policarpo II
	Title:	President